Exhibit 10.1

NEKTAR THERAPEUTICS

(a Delaware corporation)

$275,000,000

3.25% Convertible Subordinated Notes due 2012

PURCHASE AGREEMENT

September 22, 2005

Merrill	Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center

New York, New York 10080

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

    As Representatives of the several Initial Purchasers

Ladies and Gentlemen:

Nektar Therapeutics, a Delaware corporation (the “Company”), confirms its agreement with each of the Initial Purchasers named in Schedule 1 hereto (collectively, the “Initial Purchasers,” which term shall also include any initial purchaser substituted as hereinafter provided in Section 8 hereof), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule 1 of $275,000,000 aggregate principal amount of the Company’s 3.25% Convertible Subordinated Notes due 2012 (the “Firm Notes”), and with respect to the grant by the Company to the Initial Purchasers, acting severally and not jointly, of the option described in Section 2(b) hereof (the “Option”) to purchase all or any part of an additional $40,000,000 principal amount of the Company’s 3.25% Convertible Subordinated Notes due 2012 (the “Optional Notes” and, together with the Firm Notes, the “Notes”).

The Notes will be convertible into fully paid, nonassessable shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), on the terms, and subject to the conditions, set forth in the Indenture (as defined below). As used herein, “Conversion Shares” means the shares of Common Stock into which the Notes are convertible. The Notes will be issued pursuant to an Indenture (the “Indenture”) to be dated as of the First Delivery Date (as defined in Section 2(a)), between the Company and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”).

The Notes will be offered and sold without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions therefrom. The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated September 21, 2005 (the “Preliminary Offering Memorandum”) and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated September 22, 2005 (the “Final Offering Memorandum”), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Notes. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document) which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Notes. As used herein, the terms “Preliminary Offering Memorandum,” “Final Offering Memorandum” and “Offering Memorandum” shall include in each case the documents incorporated by reference therein.

Holders of the Notes (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Resale Registration Rights Agreement, dated the First Delivery Date, between the Company and the Initial Purchasers (the “Registration Rights Agreement”), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the “Commission”) a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Registration Statement”) covering the resale of the Notes and the Conversion Shares, and to use its best efforts to cause the Registration Statement to be declared effective.

This Agreement, the Indenture, the Notes and the Registration Rights Agreement are referred to herein collectively as the “Operative Documents.”

Capitalized terms used herein without definition have the respective meanings specified in the Offering Memorandum.

1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to each Initial Purchaser as of the date hereof and as of each Delivery Date (as defined in Section 2(b)) and agrees with each Initial Purchaser, as follows:

(a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, did not as of its respective date, and the Offering Memorandum will not as of a Delivery Date (as defined in Section 2(b)), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary

Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of any Initial Purchaser through the Representatives specifically for inclusion therein.

(b) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers and the offer, resale and delivery of the Notes by the Initial Purchasers in the manner contemplated by this Agreement, the Indenture, the Registration Rights Agreement and the Offering Memorandum, to register the Notes or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification (except for where the failure to be so qualified would not have a material adverse effect on the affairs, management, business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”)), and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, as described in the Offering Memorandum.

(d) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification (except for where the failure to be so qualified would not have a Material Adverse Effect) and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, as described in the Offering Memorandum; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any such subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

(e) The authorized, issued and outstanding capital stock of the Company, as of June 30, 2005, is as set forth in the Offering Memorandum under the column entitled “Actual” under the caption “Capitalization,” and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company; the capital stock of the Company conforms to the description thereof contained in the Offering Memorandum and such description conforms to the rights set forth in the instruments defining the same; the Conversion Shares, which are authorized on the date hereof, have been duly authorized and reserved for issuance upon conversion of the Notes by all necessary corporate action and are free of preemptive rights; all Conversion Shares, when so issued and delivered upon such conversion in accordance with the terms of the Indenture, will be duly authorized and validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims; and the issuance of such Conversion Shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

(f) The execution, delivery and performance of the Operative Documents by the Company and the issuance of the Notes and the Conversion Shares and the consummation of the transactions contemplated hereby and thereby will not (x) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them are bound or to which any of the properties or assets of the Company or any subsidiary is subject, (y) result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or any of its subsidiaries or (z) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any subsidiary or any of their properties or assets; and except (i) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act, the Trust Indenture Act and the rules and regulations promulgated thereunder and (ii) as required by the state securities or “blue sky” laws, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Operative Documents by the Company, and the consummation of the transactions contemplated hereby and thereby.

(g) The Company has all necessary corporate right, power and authority to execute and deliver this Agreement and perform its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company and the transactions contemplated hereby have been duly authorized by the Company.

(h) The Company has all necessary corporate right, power and authority to execute and deliver the Indenture and perform its obligations thereunder; the Indenture has been duly authorized by the Company, and upon the effectiveness of the Registration Statement, will be qualified under the Trust

Indenture Act; on the First Delivery Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Indenture conforms in all material respects to the description thereof contained in the Offering Memorandum.

(i) The Company has all necessary corporate right, power and authority to execute and deliver the Registration Rights Agreement and perform its obligations thereunder; the Registration Rights Agreement and the transactions contemplated thereby have been duly authorized by the Company; when the Registration Rights Agreement is duly executed and delivered by the Company (assuming due authorization, execution and delivery by the Initial Purchasers), it will be a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and except with respect to the rights of indemnification and contribution thereunder, where enforcement thereof may be limited by federal or state securities laws or the policies underlying such laws; and the Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Memorandum.

(j) The Company has all necessary corporate right, power and authority to execute, issue and deliver the Notes and perform its obligations thereunder; the Notes have been duly authorized by the Company; when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the respective Delivery Date (assuming due authentication of the Notes by the Trustee), such Notes will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Notes conform in all material respects to the description thereof contained in the Offering Memorandum.

(k) Except for the Rights Agreement, dated June 1, 2001, between the Company and Mellon Investor Services LLC., there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Securities Act.

(l) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (except for (i) any grants under the Company’s employee stock plans in accordance with the terms of such plans as described in the Offering Memorandum, or other shares of Common Stock (or rights to receive Common Stock) issued to service providers to the Company in the ordinary course of business (“Authorized Grants”), (ii) the issuance of common stock upon conversion of outstanding convertible securities or exercise of any outstanding rights to acquire common stock pursuant to the Company’s employee stock plans as described in the Offering Memorandum (“Authorized Issuances”) and (iii) indebtedness incurred by the Company’s subsidiaries pursuant to outstanding lines of credit or other debt facilities not to exceed $10.0 million), or any material adverse change in or affecting the affairs, management, business, properties, financial condition, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except in all cases as described in the Offering Memorandum.

(m) The financial statements of the Company and its consolidated subsidiaries (including the related notes and supporting schedules) included in the Offering Memorandum present fairly the financial condition and results of operations of the Company and its consolidated subsidiaries, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected and summary financial information, if any, included in the Offering Memorandum presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

(n) Ernst & Young LLP, who certified the financial statements and supporting schedules, if any, of the Company included in the Offering Memorandum, are an independent registered public accounting firm as required by the Securities Act and the rules and regulations promulgated thereunder.

(o) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, security interests, claims and defects, except such as are described in the Offering Memorandum or such as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all real property and personal property held under lease or sublease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases (or subleases, as the case may be) in full force and effect, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries have notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(p) The Company and its subsidiaries carry, or are covered by, insurance as is customary for companies similarly situated and engaged in similar businesses in similar industries.

(q) The Company and its subsidiaries own, or possess adequate rights to use, all material trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their business, and have no reason to believe that the conduct of their business will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(r) The Company and its subsidiaries own, or possess adequate rights to use, all material patents necessary for the conduct of their business. Except as set forth in the Offering Memorandum, no valid U.S. patent is, or to the knowledge of the Company would be, infringed by the activities of the Company or any of its subsidiaries in the manufacture, use, offer for sale or sale of any product or component thereof as described in the Offering Memorandum. The patent applications (the “Patent Applications”) filed by or on behalf of the Company and its subsidiaries described in the Offering Memorandum have been properly prepared and filed on behalf of the Company and its subsidiaries; each of the Patent Applications and patents (the “Patents”) described in the Offering Memorandum is assigned or licensed to the Company or its subsidiaries, and, except as set forth or contemplated in the Offering Memorandum, no other entity or individual has any right or claim in any Patent, Patent Application or any patent to be issued therefrom; and, to the knowledge of the Company, each of the Patent Applications discloses potentially patentable subject matter. There are no actions, suits or judicial proceedings pending relating to patents or proprietary information to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject, and, to the knowledge of the Company, no actions, suits or judicial proceedings are threatened by governmental authorities or, except as set forth or contemplated in the Offering Memorandum, or as could not individually or in the aggregate be reasonably expected to have a Material Adverse Effect. The Company is not aware of, except as set forth or contemplated in the Offering Memorandum, any claim by others that the Company or any of its subsidiaries is infringing or otherwise violating any patents or other intellectual property rights of others and is not aware of any rights of third parties to any of the Company’s or any of its subsidiaries’ Patent Applications, licensed Patents or licenses which could affect materially the use thereof by the Company or any of its subsidiaries. Except as set forth in the Offering Memorandum, the Company and its subsidiaries own or possess sufficient licenses or other rights to use all patents, trade secrets, technology and know-how necessary to conduct their business as described in the Offering Memorandum.

(s) Except as disclosed in the Offering Memorandum, the Company and its subsidiaries have filed with the Food and Drug Administration (the “FDA”) and the California Food and Drug Branch (“CFDB”) for and received approval of all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct their business as it is described in the Offering Memorandum; the Company and its subsidiaries are in material compliance with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations, and all applicable FDA and CFDB rules and regulations, guidelines and policies, including but not limited to, applicable FDA and CFDB rules, regulations and policies relating to current good manufacturing practice (“CGMP”) and current good laboratory practice (“CGLP”); the Company has no reason to believe that any party granting any such registration, application, license, request for exemption, permit or other authorization is considering limiting, suspending or revoking the same and knows of no basis for any such limitation, suspension or revocation.

(t) The human clinical trials, animal studies and other preclinical tests conducted by the Company or any subsidiary or in which the Company or any subsidiary has participated that are described in the Offering Memorandum or the results of which are referred to in the Offering Memorandum, and, to the knowledge of the Company, such studies and tests conducted on behalf of the Company or any of its subsidiaries, were and, if still pending, are being conducted in accordance with commonly used or appropriate experimental protocols, procedures and controls applied by research scientists generally in the preclinical or clinical study of new drugs; the descriptions or the results of such studies and tests contained in the Offering Memorandum are accurate and complete in all material respects, and the Company has no knowledge of any other studies or tests, the results of which reasonably call into question the results of such studies and tests described or referred to in the Offering Memorandum; and neither the

Company nor any of its subsidiaries has received any notices or other correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any animal studies or other preclinical tests, or clinical studies conducted by or on behalf of the Company or any of its subsidiaries or in which the Company or any of its subsidiaries has participated that are described in the Offering Memorandum or the results of which are referred to in the Offering Memorandum.

(u) Except as disclosed in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely to the Company or any subsidiary might have a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder; to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or, except as set forth or contemplated in the Offering Memorandum, threatened by others; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject (other than the Company’s or any subsidiary’s patent applications currently pending before the U.S. Patent and Trademark Office or before any foreign governmental authority that administers the registration of patents), which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(v) No event has occurred nor has any circumstance arisen which, had the Notes been issued on such Delivery Date, would constitute a default or an Event of Default (as such term is defined in the Indenture).

(w) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or bylaws, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which any properties or assets of the Company or any of its subsidiaries may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of their properties or to the conduct of their business, except to the extent that any such default, event or violation described in the foregoing clauses (i), (ii) and (iii) would not have a Material Adverse Effect.

(x) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(y) The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Company has timely and, except with respect to the failure to provide information with respect to certain change of control and severance arrangements with respect to J. Milton Harris, which information was subsequently provided in an amendment to the Company’s Form 10-K for the year ended December 31, 2002 filed prior to the date of this Agreement, properly filed with the Commission all reports and other documents required to have been filed by it with the Commission pursuant to the Exchange Act and the Exchange Act Regulations (“Exchange Act Reports”).

(z) The Company and each of its subsidiaries, if applicable, have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof or have requested extensions thereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

(aa) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any predecessors in interest of the Company or any of its subsidiaries) at, upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(bb) There are no contracts or other documents which would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 that have not been so described in the Offering Memorandum.

(cc) There is no relationship, direct or indirect, between or among the Company or any of its subsidiaries, on the one hand, and the directors, executive officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, which would be required to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 that has not been so described.

(dd) Since the date as of which information is given in the Offering Memorandum through the date hereof, the Company has not (i) issued or granted any securities (other than Authorized Grants), (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business or referenced in Section 1(l)(iv) above, (iii) entered into any material transaction not in the ordinary course of business, other than as referenced in Section 1(l)(iv) above or (iv) declared or paid any dividend on its capital stock.

(ee) Except as disclosed in the Offering Memorandum, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options issued by the Company to purchase, any shares of the capital stock of the Company (except, in the case of options, any Authorized Grants or Authorized Issuances), (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any Common Stock and (iii) there are no restrictions upon transfer of the Common Stock pursuant to the Company’s certificate of incorporation or bylaws.

(ff) Except as is limited by any material weakness in internal control over financial reporting disclosed in the Offering Memorandum, the Company (i) makes and keeps materially accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(gg) Neither the Company or any of its subsidiaries nor any director, officer, agent or employee acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hh) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect.

(ii) The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(jj) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, the Securities will be eligible for resale pursuant to Rule 144A. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted on an automated inter-dealer quotation system.

(kk) None of the Company or any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) (other than the Initial Purchasers, about which no representation is made by the Company), has, directly or through an agent, engaged or will engage in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Notes except for this Agreement and the Company will not enter into any such arrangement.

(ll) None of the Company or any of its affiliates (other than the Initial Purchasers, about which no representation is made by the Company), has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes.

(mm) The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.

(nn) No consent, approval or vote of the Company’s shareholders is necessary or required in connection with the offering, issuance or sale of the Notes hereunder or, except as may be required under the Nasdaq National Market rules if the shares of Common Stock issuable upon conversion of the Notes exceed 20% of the outstanding voting stock of the Company, the issuance of shares of Common Stock upon conversion of the Notes.

(oo) Nektar Alabama is the Company’s only subsidiary that, for and as of the end of the most recent year as to which audited financial statements are included in the Offering Memorandum, had revenues or total assets that exceeded 10% of the Company’s consolidated revenues for such fiscal year or total assets as of the end of such fiscal year.

(pp) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

2. Purchase, Sale and Delivery of Notes.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.15% of the principal amount thereof (the “purchase price”) the principal amount of Firm Notes set forth opposite such Initial Purchaser’s name in Schedule 1 hereto (or such number increased as set forth in Section 8).

Delivery of and payment for the Firm Notes shall be made at the office of Sidley Austin Brown & Wood LLP, 555 California Street, San Francisco, California 94104, at 10:00 a.m. (New York City time) on September 28, 2005, or such later date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 (such date and time of delivery and payment for the Firm Notes being herein called the “First Delivery Date”). Delivery of the Firm Notes shall be made to the Initial Purchasers against payment of the purchase price by the Initial Purchasers. Payment for the Firm Notes shall be effected either by wire transfer of immediately available funds to an account with a bank in The City of New York, the account number and the ABA number for such bank to be provided by the Company to the Representatives at least two business days in advance of the First Delivery Date, or by such other manner of payment as may be agreed by the Company and the Representatives. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, issue a receipt for, and make payment of the purchase price for, the Firm Notes that it has agreed to purchase. The Representatives, individually and not as representatives of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Firm Notes to be purchased by any Initial Purchaser whose funds have not been received by the First Delivery Date but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants the Option to the Initial Purchasers to purchase, severally and not jointly, the Optional Notes at the same price as the Initial Purchasers shall pay for the Firm Notes and the principal amount of the Optional Notes to be sold to each Initial Purchaser shall be that principal amount which bears the same ratio to the aggregate principal amount of Optional Notes being purchased as the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule 1 hereto (or such number increased as set forth in Section 8). The Option may be exercised only to cover over-allotments in the sale of the Firm Notes by the Initial Purchasers. The Option may be exercised once in whole or in part at any time not more than 30 days subsequent to the date of this Agreement upon notice in writing or by facsimile by the Representatives to the Company setting forth the amount (which shall be an integral multiple of $1,000) of Optional Notes as to which the Initial Purchasers are exercising the Option.

The date for the delivery of and payment for the Optional Notes, being herein referred to as an “Optional Delivery Date,” which may be the First Delivery Date (the First Delivery Date and the Optional Delivery Date, if any, being sometimes referred to as a “Delivery Date”), shall be determined by the Representatives but shall not be later than five full business days after written notice of election to purchase Optional Notes is given. Delivery of the Optional Notes shall be made to the Initial Purchasers against payment of the purchase price by the Initial Purchasers. Payment for the Optional Notes shall be effected either by wire transfer of immediately available funds to an account with a bank in The City of New York, the account number and the ABA number for such bank to be provided by the Company to the Representatives at least two business days in advance of the Optional Delivery Date, or by such other manner of payment as may be agreed by the Company and the Representatives. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, issue a receipt for, and make payment of the purchase price for, the Optional Notes that it has agreed to purchase. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc., individually and not as representatives of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Optional Notes to be purchased by any Initial Purchaser whose funds have not been received by the Delivery Date but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

(c) The Company will deliver against payment of the purchase price the Notes initially sold to qualified institutional buyers (“QIBs”), as defined in Rule 144A under the Securities Act (“Rule 144A”) in the form of one or more permanent global certificates (the “Global Notes”), registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). Beneficial interests in the Notes initially sold to QIBs will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants.

The Global Notes will be made available, at the request of the Representatives, for checking at least 24 hours prior to such Delivery Date. The Certificated Notes will be made available, at the request of the Initial Purchasers, for checking at least 48 hours prior to such Delivery Date.

(d) Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder.

3. Further Agreements of the Company. The Company further agrees with each Initial Purchaser as follows:

(a) The Company will advise the Initial Purchasers promptly of any proposal to amend or supplement the Offering Memorandum and not to effect any such amendment or supplement without the consent of the Representatives and/or Sidley Austin Brown & Wood LLP, counsel to the Initial Purchasers. Neither the consent of the Representatives, nor the Representatives’ delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5. The Company will immediately notify the Representatives, and confirm such notice in writing, of (i) any filing made by the Company of information relating to the offering of the Notes by the Company with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (ii) prior to the completion of the placement of the Notes by the Initial Purchasers as evidenced by a notice in writing from the Representatives to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company which (x) make any statement in the Offering Memorandum false or misleading or (y) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, to promptly notify the Representatives and/or Sidley Austin Brown & Wood LLP, counsel to the Initial Purchasers, and prepare, subject to the first sentence of this Section 3(a), such amendment or supplement as may be necessary to correct such untrue statement or omission.

(b) The Company will furnish to the Initial Purchasers and to Sidley Austin Brown & Wood LLP, counsel to the Initial Purchasers, copies of the Preliminary Offering Memorandum and the Offering Memorandum (and all amendments and supplements thereto) in each case as soon as available and in such quantities as the Initial Purchasers reasonably request for internal use and for distribution to prospective purchasers; and to furnish to the Representatives on the date hereof two copies of the Offering Memorandum signed by duly authorized officers of the Company, one of which will include the independent auditors’ reports therein manually signed by such independent auditors. The Company will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

(c) The Company will use its reasonable efforts to take such action as the Initial Purchasers may reasonably request from time to time, to qualify the Notes and the Conversion Shares for offering and sale under the securities laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions in the United States for as long as may be necessary to complete the resale of the Notes; provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or otherwise subject itself to taxation in any jurisdiction in which it is not otherwise so qualified or subject.

(d) The Company will apply the proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Offering Memorandum.

(e) During a period of 90 days from the date of the Offering Memorandum (the “Lockup Period”), the Company will not, and will cause its directors and executive officers not to, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant to purchase or lend or otherwise transfer or dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, the “Restricted Securities”) or (except as contemplated by the Registration Rights Agreement) file any registration statement under the Securities Act with respect to any Restricted Securities, or (ii) enter into any swap or any other agreement or any transaction (other than the Operative Documents) that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Restricted Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Restricted Securities, in cash or otherwise. The restrictions of this Section 3(e) shall not apply to (u) the Notes offered by the Offering Memorandum, (v) the issuance of shares of Common Stock or options to purchase shares of Common Stock pursuant to the Company’s employee benefit plans in effect on the date of this Agreement, (w) the issuance of shares of Common Stock upon exercise or conversion of the Notes or any security outstanding on the date of this Agreement, (x) the issuance of shares of Common Stock or preferred stock in connection with private placements to strategic partners or as consideration for the Company’s acquisition of other companies or businesses, so long as the recipients of any such shares issued in such private placements deliver to the Representatives an agreement to the effect described in the preceding sentence prior to the issuance of such shares but without any of the exceptions described in this sentence, (y) the filing of one or more registration statements in order to register the shares of Common Stock or preferred stock issued pursuant to clause (x) above, or (z) the filing of one or more registration statements by the Company in order to register Restricted Stock for sale by the Company on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, provided that no Restricted Stock registered pursuant to such registration statements is sold during the Lockup Period. The Company further agrees to cause each executive officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel to the Initial Purchasers, pursuant to which each such person shall agree not to enter into any transaction described in clause (i) or (ii) of the first sentence of this paragraph; provided, however, that such restrictions shall not apply to (A) sales of Common Stock by the Company’s directors and executive officers pursuant to 10b5-1 plans covering the Company’s securities as in effect on the date of this Agreement (provided that such plans may be amended subsequent to the date of this Agreement to increase the number of shares of Common Stock that may be sold under such plans so long as the increase in the number of shares of Common Stock that may be sold under all such plans by all of such executive officers or directors of the Company does not exceed 500,000 shares of Common Stock in the aggregate), and (B) donations to charitable organizations consistent with past practices.

(f) The Company agrees that it will not, and will cause its Affiliates (as defined in Rule 501(b) of Regulation D) not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Company to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to subsequent purchasers or (iii) the resale of the Notes or Conversion Shares by such subsequent purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise. Notwithstanding the foregoing, no stockholder of the Company that does not control, is not controlled by or is not under common control with, an officer or director of the Company shall be deemed to be an Affiliate for purposes of this paragraph.

(g) For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will provide to any holder of the Notes or to any prospective purchaser of the Notes designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13(a) or 15(d) of the Exchange Act.

(h) Until the expiration of two years after the original issuance of the Notes, the Company will not, and will cause its Affiliates (as defined in Rule 501(b) of Regulation D) not to, resell any Notes or Conversion Shares which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the Securities Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions). Notwithstanding the foregoing, no stockholder of the Company that does not control, is not controlled by or is not under common control with, an officer or director of the Company shall be deemed to be an Affiliate for purposes of this paragraph.

(i) Each of the Notes will bear, to the extent applicable, the legend contained in “Notice to Investors” in the Offering Memorandum for the time period and upon the other terms stated therein, except after the Notes are resold pursuant to a registration statement effective under the Securities Act.

(j) The Company will take such steps as shall be necessary to ensure that it shall not become an “investment company” within the meaning of such term under the Investment Company Act, and the rules and regulations of the Commission thereunder.

(k) None of the Company or any of its affiliates will take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Notes.

(l) The Company will execute and deliver the Registration Rights Agreement in form and substance satisfactory to the Initial Purchasers.

(m) The Company will use its best efforts to assist the Initial Purchasers in arranging to cause the Notes to be accepted to trade in the PORTAL market (“PORTAL”) of the National Association of Securities Dealers, Inc. (“NASD”).

(n) The Company will use its best efforts to cause the Notes to be accepted for clearance and settlement through the facilities of DTC.

(o) The Company will use its best efforts to have the Conversion Shares approved by The Nasdaq National Market (“Nasdaq”) for inclusion prior to the effectiveness of the Registration Statement.

(p) The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial

Purchasers, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

4. Expenses. The Company agrees to pay:

(a) the costs incident to the authorization, issuance, sale and delivery of the Notes, and any taxes payable in that connection;

(b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendment or supplement to the Offering Memorandum, all as provided in this Agreement;

(c) the costs of producing and distributing the Operative Documents;

(d) the fees and expenses of Cooley Godward LLP and Ernst & Young LLP;

(e) the costs of distributing the terms of agreement relating to the organization of the underwriting syndicate and selling group to the members thereof by mail, telex or other means of communication;

(f) the fees and expenses of qualifying the Notes and the Conversion Shares under the securities laws of the several jurisdictions as provided in Section 3(c);

(g) all costs and expenses incident to (i) the preparation of the “road show” presentation materials and (ii) the road show traveling expenses of the Company;

(h) the costs of preparing the Notes;

(i) all expenses and fees in connection with the application for inclusion of the Notes in the PORTAL market and the inclusion of the Conversion Shares on Nasdaq;

(j) the fees and expenses (including fees and disbursements of counsel) of the Trustee, and the costs and charges of any registrar, transfer agent, paying agent or conversion agent; and

(k) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement;

provided that, except as provided in this Section 4 and in Section 7, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel and any transfer taxes on the Notes which they may sell.

5. Conditions of the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) No Initial Purchaser shall have discovered and disclosed to the Company prior to or on such Delivery Date that the Offering Memorandum or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel to the Initial Purchasers, is material or omits to state any fact which is material and necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Operative Documents and the Offering Memorandum or any amendment or supplement thereto, and all other legal matters relating to the Operative Documents and the transactions contemplated thereby shall be satisfactory in all material respects to counsel to the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Cooley Godward LLP shall have furnished to the Initial Purchasers their written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated such Delivery Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

(i) the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware;

(ii) the Company has the requisite corporate power to own its property and assets and to conduct its business as described in the Offering Memorandum;

(iii) the Company is qualified as a foreign corporation to do business and is in good standing in the State of California;

(iv) the authorized, issued and outstanding capital stock of the Company was as set forth in the Offering Memorandum under the caption “Capitalization” as of the date stated therein.

(v) the Conversion Shares issuable on the date hereof have been duly authorized and reserved for issuance upon conversion of the Notes by all necessary corporate action and are free of preemptive rights arising under or pursuant to the Delaware General Corporation Law, the Company’s certificate of incorporation or bylaws; the Conversion Shares issuable on the date hereof, when so issued and delivered upon such conversion in accordance with the terms of the Indenture, will be duly authorized and validly issued, fully paid and nonassessable;

(vi) the statements in the Offering Memorandum under the captions “Description of the Notes” and “Description of Capital Stock,” insofar as they purport to summarize the provisions of the Indenture, the Registration Rights Agreement, the Notes, and the Common Stock (including the Conversion Shares) fairly present the material terms of such agreements in all material respects and include such information that would be called for with respect to such matters pursuant to the Act and the rules and the regulations thereunder in a Registration Statement on Form S-3 filed with the Commission;

(vii) there is no restriction upon the voting or transfer of any shares of Common Stock pursuant to the Company’s certificate of incorporation or bylaws;

(viii) to the knowledge of such counsel and other than as set forth in the Offering Memorandum, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Purchase Agreement or the Notes or that would materially and adversely affect the consummation of the transactions contemplated by the Purchase Agreement or the performance by the Company of its obligations thereunder or might result in a Material Adverse Effect (other than with respect to the Company’s or any of its subsidiaries’ patent applications currently pending before the U.S. Patent and Trademark Office or before any foreign governmental authority that administers the registration of patents, as to which we express no opinion);

(ix) the execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement and the issuance of the Notes and the Conversion Shares do not violate any provision of the certificate of incorporation or bylaws of the Company and, to the knowledge of such counsel, do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or any of its subsidiaries; (b) any order, writ, judgment, injunction, decree or award which has been entered against the Company or any of its subsidiaries; or (c) the terms of any Material Contract (with or without the passage of time and/or notice);

(x) all consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with, any regulatory authority or governmental body in the United States required for the execution and delivery of the Purchase Agreement, the Indenture and the Registration Rights Agreement by the Company and the issuance of the Notes and the Conversion Shares have been made or obtained, except (a) as may be required under state securities or “Blue Sky” laws in connection with the distribution of the Notes and the Conversion Shares (as to which such counsel expresses no opinion), (b) as may be required by the rules and regulations of the NASD (as to which such counsel expresses no opinion), (c) as may be required under rules and regulations of the Nasdaq Stock Market (as to which such counsel expresses no opinion) and (d) any registration or qualification that may be required in connection with the Registration Rights Agreement;

(xi) no registration of the offering of the Notes or the Conversion Shares (assuming conversion on the date hereof pursuant to the terms of the Notes) under the Securities Act, and no qualification of the Indenture under the Trust Indenture Act, is required in connection with the purchase of the Notes by the Initial Purchasers or the initial resale of the Notes by the Initial Purchasers in the manner contemplated in the Purchase Agreement other than any registration or qualification that may be required in connection with the Registration Rights Agreement;

(xii) the statements in the Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

(xiii) the Company is not and will not become, as a result of the consummation of the transactions contemplated by the Purchase Agreement, and application of the net proceeds therefrom as described in the Offering Memorandum, required to register as an “investment company,” within the meaning of the Investment Company Act of 1940, as amended;

(xiv) the Company has all necessary corporate right, power and authority to execute and deliver each of the Operative Documents to which it is a party and to perform its obligations thereunder and to issue, sell and deliver the Notes to the Initial Purchasers;

(xv) this Agreement has been duly authorized, executed and delivered by the Company;

(xvi) the Indenture has been duly authorized, executed and delivered by the Company and constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, by general principles of equity and limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(xvii) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity contained therein may be limited by applicable law and except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, by general principles of equity and limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(xviii) the Notes have been duly authorized by the Company and when executed, issued and authenticated in accordance with terms of the Indenture and delivered to and paid for by the Initial Purchasers, will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, by general principles of equity and limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law).

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of California and the Delaware General Corporation Law, and with respect to the enforceability and binding effect of the Indenture, the Registration Rights Agreement and the Notes, solely the laws of the state of New York, and in respect of matters of fact, upon certificates of officers of the Company, provided that such counsel shall state that it believes that the Initial Purchasers and it are justified in relying upon such certificates. Such counsel shall also have furnished to the Initial Purchasers a written statement, addressed to the Initial Purchasers and dated such Delivery Date, in form and substance satisfactory to the Initial Purchasers, to the effect that during the course of preparing the Offering Memorandum, such counsel participated in conferences with officers and other representatives of the Company, the Company’s independent registered public accounting firm, the Initial Purchasers and their counsel, at which the contents of the Offering Memorandum were discussed, and while such counsel has not independently verified and is not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements made in the Offering Memorandum except as explicitly set forth above, nothing has come to the attention of such counsel that causes it to believe that the Offering Memorandum (other than the financial statements, financial and statistical data and supporting schedules as to which such counsel shall make no statement), as of its date or as of such Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Bradley Arant Rose & White LLP shall have furnished to the Initial Purchasers their written opinion, as special Alabama counsel to the Company, addressed to the Initial Purchasers and dated such Delivery Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

(i) Nektar Alabama has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Alabama and has all corporate power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged, as described in the Offering Memorandum; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of Nektar Alabama has been duly authorized and validly issued, is fully paid and non-assessable and, based on the stock ledger of Nektar Alabama, is owned by the Company, directly or through subsidiaries; and to the knowledge of such counsel, none of the outstanding shares of capital stock of Nektar Alabama was issued in violation of the preemptive or similar rights of any securityholder of Nektar Alabama; and

(ii) the execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement and the issuance of the Notes and the Conversion Shares and the consummation of the transactions contemplated hereby and thereby by the Company do not result in any violation of the provisions of the articles of incorporation or bylaws of Nektar Alabama.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the laws of the State of Alabama.

(e) Sidley Austin Brown & Wood LLP, shall have furnished to the Initial Purchasers their written opinion, as counsel to the Initial Purchasers, addressed to the Initial Purchasers and dated such Delivery Date, in form and substance satisfactory to the Initial Purchasers.

(f) With respect to the letter of Ernst & Young LLP delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Initial Purchasers a letter (the “bring-down letter”) of such accountants, addressed to the Initial Purchasers and dated such Delivery Date (i) confirming that they are independent accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(g) The Company shall have furnished to the Initial Purchasers on such Delivery Date a certificate, dated such Delivery Date and delivered on behalf of the Company by its chief executive officer and its chief financial officer, in form and substance satisfactory to the Initial Purchasers, to the effect that:

(i) the representations, warranties and agreements of the Company in Section 1 hereof are true and correct as of the date given and as of such Delivery Date; and the Company has complied in all material respects with all its agreements contained herein to be performed prior to or on such Delivery Date;

(ii) (A) neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except (x) as set forth or contemplated in the Offering Memorandum and (y) for operating losses incurred in the ordinary course of business, or (B) since such date there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (except as disclosed in the Offering Memorandum and except for exercise of outstanding options described in the Offering Memorandum or pursuant to Authorized Grants and as provided in Section 1(l) above), or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise, except as set forth or contemplated in the Offering Memorandum; and

(iii) Such officer has carefully examined the Offering Memorandum and, in such officer’s opinion (A) the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum.

(h) The Indenture shall have been duly executed and delivered by the Company and the Trustee and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

(i) The Company and the Representatives shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers) and the Registration Rights Agreement shall be in full force and effect.

(j) The NASD shall have accepted the Notes for trading on PORTAL.

(k) (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except (A) as set forth or contemplated in the Offering Memorandum and (B) for operating losses incurred in the ordinary course of business, and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (except as disclosed in the Offering Memorandum and except for exercise of outstanding options described in the Offering Memorandum or pursuant to Authorized Grants and as provided in Section 1(m) above), or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise, except as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Notes being delivered on such Delivery Date on the terms and in the manner contemplated in the Offering Memorandum.

(l) The Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request to evidence compliance with the conditions set forth in this Section 5.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Initial Purchasers.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the First Delivery Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1 and 7 shall survive any such termination and remain in full force and effect.

6. Representations, Warranties and Agreements of Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a QIB. Each Initial Purchaser, severally and not jointly, agrees with the Company that:

(a) The Notes and the Conversion Shares have not been and will not be registered under the Securities Act in connection with the initial offering of the Notes.

(b) Such Initial Purchaser is a QIB;

(c) Such Initial Purchaser will not offer or sell the Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising in the United States; and

(d) Such Initial Purchaser has not offered or sold, and will not offer or sell, any Notes in the United States except to persons whom it reasonably believes to be QIBs.

7. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Initial Purchaser, its officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which that Initial Purchaser, officer, employee or controlling person may become subject:

(i) insofar as such loss, claim, damage, liability or action arises out of, or is based upon: (A) any untrue statement or alleged untrue statement of a material fact contained in (1) any Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or (2) any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called a “Blue Sky Application”), or (B) the omission or alleged omission to state therein any material fact necessary to make the statements therein not misleading; or

(ii) to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(c)) any such settlement is effected with the written consent of the Company, which consent will not be unreasonably withheld, and shall reimburse each Initial Purchaser and each such officer, employee and controlling person promptly upon demand for any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives, except as reimbursement of such fees may be limited by Section 7(c)), reasonably incurred by that Initial Purchaser, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum, or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company by or on behalf of any Initial Purchaser specifically for inclusion therein and described in Section 7(e); provided, further, that as to any Preliminary Offering Memorandum, this indemnity agreement shall not inure to the benefit of any Initial Purchaser, its officers or employees or any person controlling that Initial Purchaser on account of any loss, claim, damage, liability or action arising from the sale of Notes to any person by that Initial Purchaser if that Initial Purchaser failed to send or give a copy of the Offering Memorandum, as the same may be amended or supplemented, to that person, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Offering Memorandum was corrected in the Offering Memorandum, unless such failure resulted from non-compliance by the Company with Section 3(b). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Initial Purchaser or to any officer, employee or controlling person of that Initial Purchaser.

(b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless, the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon:

(i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application, or

(ii) the omission or alleged omission to state therein any material fact necessary to make the statements therein not misleading,

but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by or on behalf of that Initial Purchaser specifically for inclusion therein and described in Section 7(e), and shall reimburse the Company and any such director, officer or controlling person promptly upon demand for any legal or other expenses (except as reimbursement may be limited by Section 7(c)) reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company or any such director, officer or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under Section 7(a) and 7(b). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company under this Section 7, if the Initial Purchasers shall have reasonably concluded that there may be one or more legal defenses available to the Initial Purchasers and their respective officers, employees and controlling persons that are different from or additional to those available to the Company and its officers, employees and controlling persons, the fees and expenses of a single separate counsel, in addition to local counsel, shall be paid by the Company. No indemnifying party shall:

(i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or

(ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld) but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 7 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof:

(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Notes, or

(ii) if the allocation provided by clause 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement, in each case as set forth in the table under the caption “Plan of Distribution” in the Offering Memorandum.

The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Initial Purchasers agree that it would not be just and equitable if the amount of contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such litigation, investigation or proceeding by any governmental agency or body, or commenced or threatened action or claim.

Notwithstanding the provisions of this Section 7(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7(d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Initial Purchasers’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective purchase obligations and not joint.

(e) The Initial Purchasers severally confirm that the statements (i) with respect to the offering of the Notes set forth in the third sentence of the ninth paragraph on the cover page of the Offering Memorandum; (ii) in the third and fifth paragraphs under the heading “Plan of Distribution”; (iii) in the paragraph under the heading “Plan of Distribution—Notes Are Not Being Registered” in the Offering Memorandum; (v) in the third and fourth sentences of the first paragraph under the heading “Plan of Distribution—New Issue of Notes” in the Offering Memorandum; and (vi) in the first and third sentences of the first paragraph under the heading “Plan of Distribution—Price Stabilization and Short Positions” in the Offering Memorandum are correct and constitute the only information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

8. Defaulting Initial Purchasers.

If, on any Delivery Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the aggregate principal amount of Notes which the defaulting Initial Purchaser agreed but failed to purchase on such Delivery Date in the respective proportions which the total aggregate principal amount of Notes set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule 1 hereto bears to the total aggregate principal amount of Notes set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule 1 hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any Notes on such Delivery Date if the total aggregate principal amount of Notes which the defaulting Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the total aggregate principal amount at maturity of Notes to be purchased on such Delivery Date, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the aggregate principal amount at maturity of Notes which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase on such Delivery Date, in such proportion as may be agreed upon among them, the total aggregate principal amount of Notes to be purchased on such Delivery Date. If the remaining Initial Purchasers or other purchasers satisfactory to the Initial Purchasers do not elect to purchase on such Delivery Date the aggregate principal amount of Notes which the defaulting Initial Purchasers agreed but failed to purchase, this Agreement (or with respect to the Optional Delivery Date, the obligation of the Initial Purchasers to purchase the Optional Notes) shall terminate without liability on the part of any non-defaulting Initial Purchasers and the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 4 and 10. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 8, purchases Notes which a defaulting Initial Purchaser agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either the remaining non-defaulting Initial Purchasers or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes in the Offering Memorandum or in any other document or arrangement that, in the opinion of counsel to the Company or counsel to the Initial Purchasers, may be necessary.

9. Termination.

(a) The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time: (i) there has occurred one of the events described in Section 5(k), or (ii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or The Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in The Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) a banking moratorium has been declared by either Federal or New York authorities.

(b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 10 and provided, further, that Sections 1, 7 and 13 shall survive such termination and remain in full force and effect.

10. Reimbursement of Initial Purchasers’ Expenses. If (a) the Company shall fail to tender the Notes for delivery to the Initial Purchasers for any reason permitted under this Agreement or (b) the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 9), the Company shall reimburse the Initial Purchasers for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Initial Purchasers, the Company shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Merrill Lynch & Co., North Tower, World Financial Center, New York, New York 10281, Attention: Paul A. Pepe (Fax: 212-738-1069) and to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: 646-834-8133) and 399 Park Avenue, 10th Floor, New York, New York 10022, Attention: Director of Litigation, Official General Counsel (Fax: 212-520-0421); and

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Nektar Therapeutics, 150 Industrial Road, San Carlos, California 94070, Attention: Secretary (Fax: 650-620-5360).

provided, however, that any notice to an Initial Purchaser pursuant to Section 7(c) shall be delivered or sent by mail, telex or facsimile transmission to each such Initial Purchaser, which address will be supplied to any other party hereto by Merrill Lynch upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Merrill Lynch.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of each Initial Purchaser and the person or persons, if any, who control each Initial Purchaser within the meaning of Section 15 of the Securities Act and any indemnity agreement of the Initial Purchasers contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

14. Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) ”business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) ”subsidiary” has the meaning set forth in Rule 405 of the rules and regulations promulgated under the Securities Act.

15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

NEKTAR THERAPEUTICS

By:	/s/ Ajit Gill
Name:	Ajit Gill
Title:	Chief Executive Officer

Accepted and agreed by:

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	/s/ Saira Ramasastry
Authorized Representative

LEHMAN BROTHERS INC.

By:	/s/ David A. Galper
Name:	David A. Galper
Title:	Vice President

For themselves and as Representatives of the

other Initial Purchasers named in Schedule I hereto.

SCHEDULE 1

Initial Purchasers	Principal Amount of Firm Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$96,251,000
Lehman Brothers Inc.	96,251,000
Goldman, Sachs & Co.	26,675,000
Deutsche Bank Securities Inc.	20,075,000
WR Hambrecht + Co, LLC.	8,937,500
Leerink Swann & Company.	8,937,000
SG Cowen & Co., LLC.	8,937,000
SunTrust Capital Markets, Inc.	8,937,000

Total	$275,000,000

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